Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statements on Form S-3 (No.’s 333-260849, 333-272569 and 333-290311) and Form S-8 (No. 333-283613) of PharmaCyte Biotech, Inc. of our report dated April 11, 2025 with respect to our audit of the consolidated financial statements of Q/C Technologies, Inc. (formerly TNF Pharmaceuticals, Inc.) as of December 31, 2024 and for the year ended December 31, 2024 included in this Current Report on Form 8-K/A (Amendment #1), dated November 18, 2025.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

November 18, 2025